Exhibit 99.1

Mallinckrodt plc Reports Second Quarter 2023 Financial Results and Reaffirms Full Year Guidance

Reports Second Quarter Net Sales of $475.0 Million, Reflecting a 1.3% Growth on a Reported and Constant Currency Basis Compared to the Prior Year Quarter

Reports Net Loss of $747.8 Million; Adjusted EBITDA of $144.0 Million; Cash on Hand of $480.6 Million at Second Quarter End

Reaffirms 2023 Net Sales and Adjusted EBITDA Guidance

Terlivaz® Launch Exceeds Expectations, Obtaining Approximately 50% of Targeted Hospital Formulary Access With Continued Medical Community Interest

Provides Update on Liquidity and Discussions With Creditors and Opioid Disbursement Trust

DUBLIN, August 9, 2023 – Mallinckrodt plc (NYSE American: MNK) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported results for the second quarter ended June 30, 2023.1

“Mallinckrodt continued to advance our strategic initiatives in the second quarter, delivering results in line with our expectations. I am particularly pleased to share that we achieved year-over-year revenue growth this quarter – an important step forward in our goal to stabilize the business in the near term and return to sustainable growth in the long term,” said Siggi Olafsson, President and Chief Executive Officer. “We recorded another quarter of growth in the Specialty Generics segment and expect that sales growth in the segment will continue throughout the year, with Mallinckrodt remaining an important source of consistent supply and high-quality, U.S.-manufactured medicines for our customers amidst market disruptions. On the Specialty Brands side, the launch of Terlivaz® (terlipressin) has exceeded our expectations, as we continued to gain rapid formulary access and increasing utilization in hospitals. Therakos® and Acthar® Gel (repository corticotropin injection) both performed as anticipated, with Therakos returning to growth and Acthar Gel performance rebounding. We look forward to the expected clearance for INOmax Evolve™, a next-generation delivery system, from the U.S. Food and Drug Administration later this year."

Mr. Olafsson continued, “While we continue to navigate significant challenges in the market from competitive pressures, it is clear that everyone at Mallinckrodt has been working hard to execute on key opportunities across our portfolio. Simultaneously, we continue to actively evaluate our financial situation and consider our options. We have been engaged in advanced discussions with representatives of the opioid disbursement trust and our funded debt creditors and analyzing various proposals with respect to our opioid settlement and debt obligations. While these discussions are ongoing, our teams remain fully focused on advancing our business objectives, serving customers and delivering high-quality therapies to patients with severe and critical conditions.”

Second Quarter 2023 Financial Results1

Mallinckrodt’s net sales in the second quarter of 2023 were $475.0 million, an increase of 1.3% on a reported and constant currency basis, as compared to the second quarter of 2022. The prior year quarter included $383.7 million in the predecessor period and $85.0 million in the successor period for a total of $468.7 million.

The Company’s Specialty Brands segment reported net sales of $280.1 million, a decrease of 8.4% on a reported basis and 8.5% on a constant currency basis. The prior year quarter included $247.7 million in the predecessor period and $58.2 million in the successor period for a total of $305.9 million. This decline is primarily due to the impact of competition, continued scrutiny on overall specialty pharmaceutical spending and slower than expected returning patient volumes.

Mallinckrodt’s Specialty Generics segment reported net sales of $194.9 million, an increase of 19.7% on a reported and constant currency basis. The prior year quarter included $136.0 million in the predecessor period and $26.8 million in the successor period for a total of $162.8 million. This increase is primarily due to growth in finished-dosage products as the broader market has experienced disruption in product quality and supply.

The Company recorded a net loss for the second quarter of $747.8 million, as compared to $193.5 million net loss in the predecessor period and $63.7 million net loss in the successor period for a total net loss of $257.2 million in the second quarter of 2022.

Mallinckrodt’s Adjusted EBITDA in the second quarter was $144.0 million, as compared to $156.3 million in the second quarter of 2022. The net sales increase was offset by margin deterioration related to overall product mix, as the Specialty Generics business became a larger portion of the overall Company, coupled with the loss of Amitiza® royalties associated with the loss of U.S. exclusivity. In addition to margin shift, the Company continued to invest in the launches of Terlivaz and StrataGraft® (allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen – dsat), which was partially offset by other reductions in selling, general and administrative (SG&A) expenses and research and development (R&D) expenses as a result of the Company’s initiatives to improve its overall cost structure.

As a result of Mallinckrodt’s ongoing evaluation of its financial situation and related discussions with its stakeholders, the Company has recorded $10.4 million of expense within SG&A in the second quarter related to professional fees that will continue into the third quarter and beyond and for which an adjustment is made within the Company’s Adjusted EBITDA. The Company also expects to incur approximately $20.0 million to $30.0 million in incremental compensation costs, for which no adjustment is made within Adjusted EBITDA, related to these ongoing liability management discussions, of which approximately $5.0 million was recorded in the second quarter.

Six-Month 2023 Results2

Mallinckrodt’s net sales were $899.6 million for the six months ended June 30, 2023, as compared to $874.6 million in the predecessor period and $85.0 million in the successor period for a total of $959.6 million for the six months ended July 1, 2022.

The Company recorded a net loss of $997.1 million, as compared to $313.1 million net loss in the predecessor period and $63.7 million net loss in the successor period for a total net loss of $376.8 million for the six months ended July 1, 2022.

1 As a result of emerging from Chapter 11, the Company’s second quarter ended July 1, 2022, includes a predecessor period from April 2, 2022, to June 16, 2022, and a successor period from June 17, 2022 to July 1, 2022. Unless otherwise noted, the quarterly comparisons are the second quarter ended June 30, 2023 and the predecessor and successor periods combined for 2022.

2 As a result of emerging from Chapter 11, the Company’s 6-month comparison period ended July 1, 2022, includes a predecessor period from January 1, 2022, to June 16, 2022, and a successor period from June 17, 2022 to July 1, 2022. Unless otherwise noted, the 6-month comparisons are the predecessor and successor periods combined.

Mallinckrodt's Adjusted EBITDA was $267.5 million, as compared with $303.0 million of Adjusted EBITDA in the predecessor period and $30.3 million of Adjusted EBITDA in the successor period for a total Adjusted EBITDA of $333.3 million for the six months ended July 1, 2022.

Second Quarter 2023 Business Segment Update

Specialty Brands Segment

Acthar Gel net sales declined 4.0% on a reported and constant currency basis, or $4.9 million, as compared to the comparable quarter of the prior year. Performance declines were driven by continued scrutiny on overall specialty pharmaceutical spending and competition, as well as slower-than-expected returning patient volumes, impacted primarily by affordability. As expected, Acthar Gel net sales improved sequentially, supporting the Company’s guidance that Acthar Gel sales will decline between 15% and 20% for the year. Acthar Gel remains a critical product in Mallinckrodt’s portfolio for both its high clinical value to patients and favorable position with prescribers. The Company is focused on the launch of the Acthar next-generation delivery device in the second half of 2024.

Terlivaz's launch progress continued to reflect positive momentum and significant enthusiasm from the medical community nearly one year following U.S. Food and Drug Administration (FDA) approval. The Company has gained formulary inclusion for Terlivaz at approximately 50% of targeted hospitals, ahead of the product’s anticipated launch curve. Based on early utilization data, the Company expects peak year net sales between $200.0 million and $300.0 million.

INOmax® (nitric oxide) gas, for inhalation continues to be the market leader in nitric oxide for critically ill newborns, despite sales performance being impacted by persistent competitive pressures. Mallinckrodt continues to work with the U.S. FDA on the 510(k) premarket notification application for INOmax Evolve and anticipates receiving clearance for the product in late 2023.

Therakos returned to sales growth this quarter, growing 5.0% on a reported basis and 4.5% on a constant currency basis, or $3.0 million, as compared to the comparable quarter of the prior year. Performance was driven by strength in the U.S. and reflected a return to historical growth trajectories for the product. The Company expects Therakos will continue to grow in the mid-single digits through the remainder of the year and looks forward to launching the product in Japan in the second half of this year.

Amitiza sales continued to be impacted by the U.S. market becoming fully genericized and multiple market entrants. Internationally, product sales declined in the Japanese market due to an unfavorable impact from pricing.

Specialty Generics Segment

Mallinckrodt’s Specialty Generics segment continued to experience strong growth driven by the strength of its U.S.-based manufacturing, vertical integration and continuity of supply within dosage generics, as the active pharmaceutical ingredients business was relatively stable. Mallinckrodt benefits from its role as a consistent and reliable supplier of high-quality medicines to its customers.

The Company continues to expect Specialty Generics net sales growth in 2023, particularly as disruptions in the drug market supply chain and shortages in certain therapeutic areas persist. As manufacturing volumes have increased, Mallinckrodt’s materials supply chain has been resilient, and the Company is working to meet robust demand with a focus on enhancing manufacturing labor resources.

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the second quarter.

Liquidity Update

Mallinckrodt’s cash balance at the end of the second quarter was $480.6 million. Subsequent to the end of the second quarter, the Company drew $100 million on its now fully drawn accounts receivable financing facility. As of the date of filing, the Company’s cash balance was approximately $550 million.

As the Company previously disclosed, on June 15, 2023, the Company did not make interest payments that were due that date on its 2028 First Lien Notes and 2029 Second Lien Notes. The Company’s failure to make these interest payments before the expiration of applicable grace periods resulted in events of default and (absent prompt cure of such events of default or discharge of the 2028 First Lien Notes and the 2029 Second Lien Notes) cross-defaults under the Company’s term loans and receivables financing facility. The Company has entered into forbearance agreements with the lenders and noteholders that run through August 15, 2023 (assuming the forbearance agreements are not earlier terminated) on account of these events of default and related cross-defaults. The Company has also entered into an amendment to its opioid deferred cash payments agreement that, along with related subsequent extensions, extended the due date for the $200.0 million installment payment payable to the opioid disbursement trust from June 16, 2023 to August 15, 2023. If the interest payments are not made prior to the expiration or termination of the forbearance agreements or the opioid installment payment is not made prior to the extended date under the amendment to the opioid deferred cash payments agreement, then the applicable funded debt creditors would be permitted to accelerate the applicable obligations and the opioid disbursement trust would be permitted to accelerate the Company’s opioid settlement obligations. In that scenario, the Company would not have sufficient liquidity to meet all of these obligations.

Subject to approval by the Company's Board of Directors, Mallinckrodt's ongoing discussions with its various stakeholders contemplate entering into a restructuring support agreement that would include, among other things, initiating Chapter 11 proceedings. The Company expects to continue its current operations without material interruption and work with its business partners as usual during the course of these discussions and any potential restructuring.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the Securities and Exchange Commission for additional information concerning the Company’s liquidity and related risks.

2023 Financial Guidance Update

For the full-year 2023, Mallinckrodt reaffirmed its net sales and Adjusted EBITDA guidance despite assuming incremental compensation costs in its results for key employee incentive and retention programs that could amount to $20.0 million to $30.0 million in expenses:

2023 Guidance
Total net sales	$1.700 billion to $1.820 billion
Adjusted EBITDA	$510 million to $560 million

The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted EBITDA, adjusted gross profit, adjusted SG&A, adjusted R&D, and net sales growth (loss) on a constant-currency basis, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented here within include Successor and Predecessor periods. The Successor period runs from June 17, 2022 through June 30, 2023, while the Predecessor period includes June 16, 2022 and prior. As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to

June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility of entering into a restructuring support agreement; our operations and work with our business partners during the course of our ongoing discussions and any potential restructuring support agreement; the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the U.S. Bankruptcy Court for the District of Delaware; changes in Mallinckrodt's business strategy and performance; the listing of Mallinckrodt's ordinary shares on NYSE American LLC, the emergence of an active trading market for Mallinckrodt's ordinary shares and fluctuations in market price and trading volume; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; matters related to the historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the emergence from bankruptcy, as well as perception of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; developing, funding and executing Mallinckrodt's business plan and ability to continue as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing litigation; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; the possibility that Mallinckrodt and/or certain of its subsidiaries voluntarily initiate proceedings in the near term under Chapter 11 or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on Mallinckrodt's liquidity, results of operations and business; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023 and March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel Speciale
Senior Vice President, Finance
314-654-3638
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2023.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor				Predecessor
	Three Months Ended June 30, 2023		Period from June 17, 2022 through July 1, 2022		Period from April 2, 2022 through June 16, 2022
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$475.0	100.0%	$85.0	100.0%	$383.7	100.0%
Cost of sales	370.1	77.9	102.2	120.2	266.8	69.5
Gross profit (loss)	104.9	22.1	(17.2)	(20.2)	116.9	30.5
Selling, general and administrative expenses	132.7	27.9	30.3	35.6	122.8	32.0
Research and development expenses	29.0	6.1	6.2	7.3	28.3	7.4
Restructuring charges, net	(0.2)	—	1.1	1.3	2.8	0.7
Operating loss	(56.6)	(11.9)	(54.8)	(64.5)	(37.0)	(9.6)
Interest expense	(162.6)	(34.2)	(21.1)	(24.8)	(50.4)	(13.1)
Interest income	4.7	1.0	0.1	0.1	0.2	0.1
Other (expense) income, net	(1.2)	(0.3)	5.9	6.9	(10.5)	(2.7)
Reorganization items, net	(4.0)	(0.8)	(3.5)	(4.1)	(587.5)	(153.1)
Loss from continuing operations before income taxes	(219.7)	(46.3)	(73.4)	(86.4)	(685.2)	(178.6)
Income tax expense (benefit)	528.1	111.2	(9.7)	(11.4)	(491.4)	(128.1)
Loss from continuing operations	(747.8)	(157.4)	(63.7)	(74.9)	(193.8)	(50.5)
Income from discontinued operations, net of income taxes	—	—	—	—	0.3	0.1
Net loss	$(747.8)	(157.4)%	$(63.7)	(74.9)%	$(193.5)	(50.4)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(56.74)		$(4.83)		$(2.29)
Income from discontinued operations	—		—		—
Net loss	$(56.74)		$(4.83)		$(2.28)
Weighted-average number of shares outstanding
Basic and diluted	13.2		13.2		84.8

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor					Predecessor	Non-GAAP Combined
	Three Months Ended June 30, 2023				Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022	Three Months Ended July 1, 2022 (3)
	Gross profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA	Adjusted EBITDA	Adjusted EBITDA
Net loss	$104.9	$132.7	$29.0	$(747.8)	$(63.7)	$(193.5)	$(257.2)
Adjustments:
Interest expense, net	—	—	—	157.9	21.0	50.2	71.2
Income tax expense (benefit)	—	—	—	528.1	(9.7)	(491.4)	(501.1)
Depreciation	9.7	(1.6)	(0.5)	11.8	2.9	17.9	20.8
Amortization	129.3	—	—	129.3	45.5	126.7	172.2
Restructuring charges, net	—	—	—	(0.2)	1.1	2.8	3.9
Income from discontinued operations	—	—	—	—	—	(0.3)	(0.3)
Change in contingent consideration fair value	—	7.5	—	(7.5)	—	0.1	0.1
Liabilities management and separation costs (1)	—	(10.3)	—	10.3	9.2	7.0	16.2
Unrealized loss (gain) on equity investment	—	—	—	1.2	(6.0)	18.5	12.5
Reorganization items, net	—	—	—	4.0	3.5	587.5	591.0
Share-based compensation	—	(2.6)	(0.1)	2.7	—	0.5	0.5
Fresh-start inventory-related expense (2)	54.2	—	—	54.2	26.5	—	26.5
As adjusted:	$298.1	$125.7	$28.4	$144.0	$30.3	$126.0	$156.3

(1)Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders, expenses incurred related to the Predecessor directors' and officers' insurance policy and severance for the former Chief Executive Officer ("CEO") of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)Represents $54.2 million of fair-value step up expense during the three months ended June 30, 2023 (Successor), and $24.1 million and $2.4 million of inventory fair-value step up expense and fresh-start inventory-related expense related to a change in accounting estimate, respectively, during the period from June 17, 2022 through July 1, 2022 (Successor).
(3)Adjusted gross profit, adjusted SG&A and adjusted research and development ("R&D") expenses for the period June 17, 2022 through July 1, 2022 (Successor), April 2, 2022 through June 16, 2022 (Predecessor) and combined three months ended July 1, 2022 were included in the Company's earnings release Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 11, 2022.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor		Predecessor
	Three Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022
Specialty Brands (1)	$61.6	$4.5	$102.4
Specialty Generics (2)	35.1	0.3	30.9
Segment operating income	96.7	4.8	133.3
Unallocated amounts:
Corporate and unallocated expenses (3)	0.6	(0.9)	(15.4)
Depreciation and amortization	(141.1)	(48.4)	(144.6)
Share-based compensation	(2.7)	—	(0.5)
Restructuring charges, net	0.2	(1.1)	(2.8)
Liabilities management and separation costs (4)	(10.3)	(9.2)	(7.0)
Operating loss	$(56.6)	$(54.8)	$(37.0)
(1)Includes $43.3 million and $21.3 million of inventory fair-value step-up expense during the three months ended June 30, 2023 (Successor) and the period from June 17, 2022 through July 1, 2022 (Successor), respectively.
(2)Includes $11.0 million and $2.8 million of inventory fair-value step-up expense during the three months ended June 30, 2023 (Successor) and the period from June 17, 2022 through July 1, 2022 (Successor), respectively. Also includes $2.4 million of fresh-start inventory-related expense related to a change in accounting estimate during the period from June 17, 2022 through July 1, 2022 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders, expenses incurred related to the Predecessor directors' and officers' insurance policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor		Predecessor
	Three Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022
Specialty Brands	$280.1	$58.2	$247.7
Specialty Generics	194.9	26.8	136.0
Net sales	$475.0	$85.0	$383.7

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Three Months Ended June 30, 2023	Three Months Ended July 1, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$280.1	$305.9	(8.4)%	0.1%	(8.5)%
Specialty Generics	194.9	162.8	19.7	—	19.7
Net sales	$475.0	$468.7	1.3%	—%	1.3%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor		Predecessor
	Three Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from April 2, 2022 through June 16, 2022
Specialty Brands
Acthar Gel	$116.8	$27.5	$94.2
INOmax	76.9	13.5	66.8
Therakos	62.9	10.2	49.7
Amitiza	18.6	5.8	33.8
Terlivaz	3.4	—	—
Other	1.5	1.2	3.2
Specialty Brands Total	280.1	58.2	247.7

Specialty Generics
Opioids	72.1	8.7	38.8
ADHD	19.0	1.8	6.8
Addiction treatment	16.1	2.5	14.1
Other	2.4	0.1	2.0
Generics	109.6	13.1	61.7
Controlled substances	20.9	1.7	17.2
APAP	59.8	11.3	50.2
Other	4.6	0.7	6.9
API	85.3	13.7	74.3
Specialty Generics	194.9	26.8	136.0
Net sales	$475.0	$85.0	$383.7

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Three Months Ended June 30, 2023	Three Months Ended July 1, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$116.8	$121.7	(4.0)%	—%	(4.0)%
INOmax	76.9	80.3	(4.2)	(0.1)	(4.1)
Therakos	62.9	59.9	5.0	0.5	4.5
Amitiza	18.6	39.6	(53.0)	—	(53.0)
Terlivaz	3.4	—	—	—	—
Other	1.5	4.4	(65.9)	(0.4)	(65.5)
Specialty Brands Total	280.1	305.9	(8.4)	0.1	(8.5)

Specialty Generics
Opioids	72.1	47.5	51.8	—	51.8
ADHD	19.0	8.6	120.9	—	120.9
Addiction treatment	16.1	16.6	(3.0)	(0.3)	(2.7)
Other	2.4	2.1	14.3	—	14.3
Generics	109.6	74.8	46.5	(0.1)	46.6
Controlled substances	20.9	18.9	10.6	—	10.6
APAP	59.8	61.5	(2.8)	—	(2.8)
Other	4.6	7.6	(39.5)	—	(39.5)
API	85.3	88.0	(3.1)	—	(3.1)
Specialty Generics	194.9	162.8	19.7	—	19.7
Net sales	$475.0	$468.7	1.3%	—%	1.3%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor
	Six Months Ended June 30, 2023		Period from June 17, 2022 through July 1, 2022		Period from January 1, 2022 through June 16, 2022
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$899.6	100.0%	$85.0	100.0%	$874.6	100.0%
Cost of sales	744.9	82.8	102.2	120.2	582.0	66.5
Gross profit (loss)	154.7	17.2	(17.2)	(20.2)	292.6	33.5
Selling, general and administrative expenses	255.6	28.4	30.3	35.6	275.3	31.5
Research and development expenses	57.3	6.4	6.2	7.3	65.5	7.5
Restructuring charges, net	1.0	0.1	1.1	1.3	9.6	1.1
Operating loss	(159.2)	(17.7)	(54.8)	(64.5)	(57.8)	(6.6)
Interest expense	(324.6)	(36.1)	(21.1)	(24.8)	(108.6)	(12.4)
Interest income	9.4	1.0	0.1	0.1	0.6	0.1
Other (expense) income, net	(15.8)	(1.8)	5.9	6.9	(14.6)	(1.7)
Reorganization items, net	(9.6)	(1.1)	(3.5)	(4.1)	(630.9)	(72.1)
Loss from continuing operations before income taxes	(499.8)	(55.6)	(73.4)	(86.4)	(811.3)	(92.8)
Income tax expense (benefit)	497.3	55.3	(9.7)	(11.4)	(497.3)	(56.9)
Loss from continuing operations	(997.1)	(110.8)	(63.7)	(74.9)	(314.0)	(35.9)
Income from discontinued operations, net of income taxes	—	—	—	—	0.9	0.1
Net loss	$(997.1)	(110.8)%	$(63.7)	(74.9)%	$(313.1)	(35.8)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(75.68)		$(4.83)		$(3.70)
Income from discontinued operations	—		—		0.01
Net loss	$(75.68)		$(4.83)		$(3.69)
Weighted-average number of shares outstanding:
Basic and diluted	13.2		13.2		84.8

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor					Predecessor	Non-GAAP Combined
	Six Months Ended June 30, 2023				Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022	Six Months Ended July 1, 2022 (3)
	Gross profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA	Adjusted EBITDA	Adjusted EBITDA
Net loss	$154.7	$255.6	$57.3	$(997.1)	$(63.7)	$(313.1)	$(376.8)
Adjustments:
Interest expense, net	—	—	—	315.2	21.0	108.0	129.0
Income tax expense (benefit)	—	—	—	497.3	(9.7)	(497.3)	(507.0)
Depreciation	18.6	(4.1)	(1.0)	23.7	2.9	40.0	42.9
Amortization	262.5	—	—	262.5	45.5	281.8	327.3
Restructuring charges, net	—	—	—	1.0	1.1	9.6	10.7
Income from discontinued operations	—	—	—	—	—	(0.9)	(0.9)
Change in contingent consideration fair value	—	7.1	—	(7.1)	—	—	—
Significant legal and environmental charges				—	—	11.1	11.1
Liabilities management and separation costs (1)	—	(15.2)	—	15.2	9.2	9.0	18.2
Unrealized loss (gain) on equity investment	—	—	—	16.3	(6.0)	22.2	16.2
Reorganization items, net	—	—	—	9.6	3.5	630.9	634.4
Share-based compensation	—	(5.1)	(0.2)	5.3	—	1.7	1.7
Fresh-start inventory-related expense (2)	125.6	—	—	125.6	26.5	—	26.5
As adjusted:	$561.4	$238.3	$56.1	$267.5	$30.3	$303.0	$333.3

(1)Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders, expenses incurred related to the Predecessor directors' and officers' insurance policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)Includes $125.6 million and $24.1 million of inventory fair-value step up expense during the six months ended June 30, 2023 (Successor) and the period from June 17, 2022 through July 1, 2022 (Successor), respectively, and $2.4 million of fresh-start inventory-related expense primarily related to a change in accounting estimate during the period from June 17, 2022 through July 1, 2022 (Successor).
(3)Adjusted gross profit, adjusted SG&A and adjusted research and development ("R&D") expenses for the period June 17, 2022 through July 1, 2022 (Successor), January 1, 2022 through June 16, 2022 (Predecessor) and combined six months ended July 1, 2022 were included in the Company's earnings release Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 11, 2022.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands (1)	$94.0	$4.5	$267.2
Specialty Generics (2)	67.9	0.3	65.3
Segment operating income	161.9	4.8	332.5
Unallocated amounts:
Corporate and unallocated expenses (3)	(13.4)	(0.9)	(48.2)
Depreciation and amortization	(286.2)	(48.4)	(321.8)
Share-based compensation	(5.3)	—	(1.7)
Restructuring charges, net	(1.0)	(1.1)	(9.6)
Liabilities management and separation costs (4)	(15.2)	(9.2)	(9.0)
Operating loss	$(159.2)	$(54.8)	$(57.8)
(1)Includes $104.4 million and $21.3 million of inventory fair-value step-up expense during the six months ended June 30, 2023 (Successor) and the period from June 17, 2022 through July 1, 2022 (Successor), respectively.
(2)Includes $21.3 million and $2.8 million of inventory fair-value step-up expense during the six months ended June 30, 2023 (Successor) and the period from June 17, 2022 through September 30, 2022 (Successor), respectively, as well as $2.4 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate during the period from June 17, 2022 through September 30, 2022 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to our reportable segments.
(4)Represents costs included in SG&A, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders, expenses incurred related to the Predecessor directors' and officers' insurance policy and severance for the former CEO of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands	$532.1	$58.2	$587.1
Specialty Generics	367.5	26.8	287.5
Net sales	$899.6	$85.0	$874.6

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Six Months Ended June 30, 2023	Six Months Ended July 1, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$532.1	$645.3	(17.5)%	(0.1)%	(17.4)%
Specialty Generics	367.5	314.3	16.9	—	16.9
Net sales	$899.6	$959.6	(6.3)%	(0.1)%	(6.2)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands
Acthar Gel	$198.8	$27.5	$221.9
INOmax	159.6	13.5	165.8
Therakos	121.6	10.2	109.6
Amitiza	43.1	5.8	81.5
Terlivaz	5.6	—	—
Other	3.4	1.2	8.3
Specialty Brands Total	532.1	58.2	587.1

Specialty Generics
Opioids	134.3	8.7	88.8
ADHD	41.4	1.8	17.5
Addiction treatment	31.7	2.5	30.0
Other	4.2	0.1	4.9
Generics	211.6	13.1	141.2
Controlled substances	39.4	1.7	37.6
APAP	106.2	11.3	96.5
Other	10.3	0.7	12.2
API	155.9	13.7	146.3
Specialty Generics	367.5	26.8	287.5
Net sales	$899.6	$85.0	$874.6

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measures
	Six Months Ended June 30, 2023	Six Months Ended July 1, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$198.8	$249.4	(20.3)%	—%	(20.3)%
INOmax	159.6	179.3	(11.0)	(0.1)	(10.9)
Therakos	121.6	119.8	1.5	(0.5)	2.0
Amitiza	43.1	87.3	(50.6)	—	(50.6)
Terlivaz	5.6	—	—	—	—
Other	3.4	9.5	(64.2)	(1.4)	(62.8)
Specialty Brands Total	532.1	645.3	(17.5)	(0.1)	(17.4)

Specialty Generics
Opioids	134.3	97.5	37.7	—	37.7
ADHD	41.4	19.3	114.5	—	114.5
Addiction treatment	31.7	32.5	(2.5)	(0.4)	(2.1)
Other	4.2	5.0	(16.0)	—	(16.0)
Generics	211.6	154.3	37.1	(0.1)	37.2
Controlled substances	39.4	39.3	0.3	—	0.3
APAP	106.2	107.8	(1.5)	—	(1.5)
Other	10.3	12.9	(20.2)	—	(20.2)
API	155.9	160.0	(2.6)	—	(2.6)
Specialty Generics	367.5	314.3	16.9	—	16.9
Net sales	$899.6	$959.6	(6.3)%	(0.1)%	(6.2)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor
	June 30, 2023	December 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$480.6	$409.5
Accounts receivable, net	391.2	405.3
Inventories	860.5	947.6
Prepaid expenses and other current assets	123.2	273.4
Total current assets	1,855.5	2,035.8
Property, plant and equipment, net	453.2	457.6
Intangible assets, net	2,581.3	2,843.8
Deferred income taxes	—	475.5
Other assets	216.9	201.1
Total Assets	$5,106.9	$6,013.8

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$2,361.0	$44.1
Accounts payable	83.4	114.0
Accrued payroll and payroll-related costs	51.7	49.5
Accrued interest	81.0	29.0
Acthar Gel-Related Settlement	21.4	16.5
Opioid-Related Litigation Settlement liability	400.0	200.0
Accrued and other current liabilities	256.8	290.7
Total current liabilities	3,255.3	743.8
Long-term debt	737.6	3,027.7
Acthar Gel-Related Settlement	65.8	75.0
Opioid-Related Litigation Settlement liability	258.0	379.9
Pension and postretirement benefits	41.0	41.0
Environmental liabilities	35.2	35.8
Other income tax liabilities	18.9	18.2
Other liabilities	69.7	78.7
Total Liabilities	4,481.5	4,400.1
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	0.1	0.1
Ordinary shares held in treasury at cost	(0.1)	—
Additional paid-in capital	2,196.1	2,191.0
Accumulated other comprehensive income	14.6	10.8
Retained deficit	(1,585.3)	(588.2)
Total Shareholders' Equity	625.4	1,613.7
Total Liabilities and Shareholders' Equity	$5,106.9	$6,013.8

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2023	Period from June 17, 2022 through July 1, 2022	Period from January 1, 2022 through June 16, 2022
Cash Flows From Operating Activities:
Net loss	$(997.1)	$(63.7)	$(313.1)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	286.2	48.4	321.8
Share-based compensation	5.3	—	1.7
Deferred income taxes	475.5	(6.4)	(473.0)
Reorganization items, net	—	—	425.4
Non-cash accretion expense	138.6	7.7	—
Other non-cash items	16.8	(6.1)	35.3
Changes in assets and liabilities:
Accounts receivable, net	14.4	17.0	49.8
Inventories	75.7	24.6	(33.2)
Accounts payable	(24.5)	(11.7)	(3.6)
Income taxes	159.4	(4.1)	(26.9)
Payments of claims	—	—	(629.0)
Other	(29.3)	(21.2)	2.5
Net cash from operating activities	121.0	(15.5)	(642.3)
Cash Flows From Investing Activities:
Capital expenditures	(26.3)	(3.7)	(33.4)
Proceeds from divestitures, net of cash	—	65.0	—
Other	0.7	—	0.4
Net cash from investing activities	(25.6)	61.3	(33.0)
Cash Flows From Financing Activities:
Issuance of external debt	—	—	650.0
Repayment of external debt	(22.0)	(1.7)	(904.6)
Debt financing costs	—	—	(24.1)
Repurchase of shares	(0.1)	—	—
Net cash from financing activities	(22.1)	(1.7)	(278.7)
Effect of currency rate changes on cash	(1.1)	(0.2)	(3.9)
Net change in cash, cash equivalents and restricted cash	72.2	43.9	(957.9)
Cash, cash equivalents and restricted cash at beginning of period	466.7	447.3	1,405.2
Cash, cash equivalents and restricted cash at end of period	$538.9	$491.2	$447.3

Cash and cash equivalents at end of period	$480.6	$354.7	$297.9
Restricted cash included in prepaid expenses and other current assets at end of period	22.7	100.1	113.0
Restricted cash included in other long-term assets at end of period	35.6	36.4	36.4
Cash, cash equivalents and restricted cash at end of period	$538.9	$491.2	$447.3